CONFERENCE PLUS, INC. 2002 NONQUALIFIED STOCK PLAN

1. Purpose. The Conference Plus, Inc. 2002 Nonqualified Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as employees of, Conference Plus, Inc. (the "Company"), by providing them opportunities to acquire shares of Class A common stock of the Company ("Class A Common Shares").

2. Administration. The Plan will be administered by the full Board of Directors of the Company. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives. No member of the Board and no employee of the Company shall be liable for any act or failure to act hereunder, by himself or any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

3. Participants. Participants will consist of employees of the Company, as the Board in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Board to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the participant in any year. The Board shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

4. Types of Awards. Awards under the Plan may be granted solely as options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Nonqualified Stock Options"). The Board will have the authority to grant to any participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Board may impose from time to time. The recipient of a Stock Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

5. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,500,000 Class A Common Shares, which may be authorized but unissued shares or treasury shares. In addition, all presently outstanding employee options granted by the Company shall be administered and subject to this Plan. Any shares subject to any form of Award hereunder may thereafter be subject to new Awards under this Plan if there is a lapse, expiration or termination of any such Awards prior to issuance of the shares. In addition, in the event that any of the 1,179,245 Company employee stock options outstanding immediately prior to the adoption of this Plan shall lapse, expire or terminate prior to issuance of shares thereunder, the number of shares represented thereby may also become subject to new Awards under this Plan.

6. Stock Options. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of Class A Common Shares, at set terms and at a fixed purchase price.

7. Other Provisions. Awards under the Plan may also be subject to such other provisions (whether or not applicable to any other Awards under the Plan) as the Board determines appropriate.

8. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

9. Splits, etc. If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number of shares subject to the Plan or subject to any Stock Options therefore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate purchase price. Upon the occurrence of any of the foregoing, the class and aggregate number of shares issuable pursuant to the Plan in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board of Directors, whose determination shall be final.

10. Approval. The Plan was adopted by the Board of Directors on _________, 2002.